Form of
                              EMPLOYMENT AGREEMENT

         This  Agreement,  dated as of October 23,  1996,  by and  between  AT&T
Corp., a New York Corporation with its headquarters at 32 Avenue of the Americas, New York, New York 10013 (hereinafter called the "Company"), and John
R. Walter (hereinafter called the "Employee").

         WHEREAS the Employee was employed as a senior executive with another company; and

         WHEREAS the Employee has accepted employment with the Company; and

         WHEREAS the Company has assigned and appointed the Employee to a Senior Management position as President and Chief Operating Officer of the Company, reporting to the Chairman, with the contemplation that after a transition period he will become Chief Executive Officer of the Company and later be named Chairman of the Board. Employee has also been elected a member of the Company's Board of Directors.

         WHEREAS, it is of special importance for the Company to mitigate the impact on Employee of early departure from the Employee's prior employer;

         NOW, therefore, and in consideration of the promises and the mutual agreements as set forth above and hereinafter contained, the Company and
Employee do hereby agree as follows:

         1. Employment. Subject to the provisions set forth elsewhere in this Agreement, the Company hereby employs the Employee and the Employee hereby accepts employment with the Company as President and Chief Operating Officer of the Company during the employment term set forth in Section 2 of this Agreement with the contemplation that at the time periods announced by the Company, Employee will become Chairman and Chief Executive Officer. The Company has also elected Employee as a member of the Company's Board of Directors. Employee represents and warrants that there are no agreements or arrangements, whether written or oral, in effect which would prevent him from rendering exclusive services to the Company during the term hereof, and that he has not made and will not make any commitment, agreement or arrangement, or do any act, in conflict with this Agreement and that entering into this Agreement will not be in violation of any other agreement. Such employment shall be upon the terms and conditions hereinafter contained.

         2. Term of Employment. The term of employment hereunder ("the Employment Term") shall commence on October 23, 1996 (the "Effective Date") and will terminate at the will of either party to this Agreement upon written notice to the other and shall be subject to the terms and conditions of the Agreement.

         3. Employee's Compensation and Benefits. Subject to this Agreement and as more fully set forth hereinbelow, during the Employment Term, the Employee shall be treated in the same manner as, and be entitled to such benefits and other perquisites and terms and conditions of employment no less favorable than, Senior Managers of the Company at a similar level and with comparable responsibilities. Employee shall receive no additional compensation for serving as a member of the Board of Directors of the Company or as an officer or director of any subsidiary or affiliate.

                  (a) Base Salary. The Company agrees to pay and the Employee agrees to accept for services to be rendered hereunder during the Employment Term, a base salary of not less than $975,000 a year, payable in installments on a monthly or other periodic basis in accordance with the prevailing payroll practices of the Company. Employee will be eligible for consideration by the Compensation Committee of base salary increases as appropriate from time to time.

                  (b) Perquisites. During the Employment Term, the Company shall
(i) provide the Employee with perquisites of employment as are commonly provided to an employee of the Company at a similar level and with comparable responsibilities, and (ii) reimburse the Employee for reasonable and necessary business expenses incurred in connection with his employment, in accordance with employee business expense practices applicable to employees of the Company at a similar level and with comparable responsibilities.

                  (c) Benefits. Subject to the terms and provisions of this Agreement, during the Employment Term, the Employee shall be entitled to coverage under or benefits in accordance with those employee and Senior Management benefit plans and programs as are made available, or which may subsequently become applicable, to other Senior Managers of the Company at comparable levels. Employee shall be entitled to five (5) weeks of annual vacation applicable to 1997 and subsequent years, provided however, Employee may commence taking his 1997 vacation any time after the Effective Date. Employee shall also be entitled to:

         -- Relocate under the terms of the AT&T  Management
Relocation Plan

         -- Utilize the assistance of one or more firms of his choice for purposes of the Company's financial counseling program

         -- Receive death benefit coverage at a rate of two times base salary under the AT&T  Senior  Management  Basic  Life
Insurance  Plan,  a
            split-dollar life insurance program, or any successor program.

         -- Commencing the month Employee closes on his New Jersey
residence, in
            lieu  of  any   Mortgage   Interest  or  High
Housing   Cost  Area
            Differentials under the AT&T Management Relocation
Plan, the Company
            will provide a temporary (i.e., 36 month) monthly
housing  allowance
            of $10,500  for each of the first 12  months,  8,400
for each of the
            next 12 months and $6,300 for each of the final 12 months.

                  (d) Incentive Plans.  During the Employment Term, the Employee
will be eligible for consideration for both long term and annual incentive awards pursuant to the terms of the Company's 1987 Long Term Incentive Program and Short-Term Incentive Plan, respectively (the "Incentive Plans") or replacements thereof, as are in effect from time to time, at levels and on terms and conditions consistent with awards to other Senior Managers. Annual incentives for AT&T Senior Managers currently take the form of AT&T Performance Awards (APA) and Merit Awards (MA). Award levels under the APA program are predicated on overall corporate performance and award levels under the MA program are determined by individual and team contributions. Employee will be eligible for a prorated 1996 Annual Incentive based on his partial service in 1996. The Company cannot make any representations regarding the continuation of the APA/MA incentive format, or the size of Employee's APA and MA awards in any given year, if any. Notwithstanding the foregoing, Employee's standard (or target) annual incentive opportunity under such Incentive Plans, or those replacement plans as may from time-to-time be in effect, for 1997 (payable in 1998) shall not be less than $1,170,000 and for 1998 and 1999 it is contemplated such target annual incentive opportunities shall not be less than 120% of Employee's base salary as of the first day of such year.

         As of the Effective Date, the Compensation Committee has awarded 34,175 Performance Shares/Stock Units to the Employee under the Company's 1987 Long Term Incentive Program covering the 1996 - 1998 performance period, subject to the terms and conditions set forth in the Stock Unit Award Agreement provided to Employee with this Agreement. Distributions of Long Term Performance Shares/Stock Units will be in accordance with the applicable 1987 Long Term Incentive Program and award provisions, provided, however, that as a result of the Company's restructuring and the difficulty of setting long-term financial targets while the restructure is in progress, the performance criteria established for the 1996 - 1998 long-term cycle are not applicable. For such performance period, the criteria are deemed to have been met at the target level. However, the opportunity to earn a payout above 100% is eliminated, and all other terms and conditions of the award continue to apply. In January 1997, Employee will also be eligible to receive a Performance Share/Stock Unit Award for the 1997 - 1999 performance period or a replacement long term incentive vehicle of generally comparable value. The Compensation Committee of the Board has not yet determined the format or magnitude of such award.

         Also, as of the Effective Date of this Agreement, a Stock Option Award with respect to 112,500 shares of AT&T Common Stock has been granted to the Employee under the Company's 1987 Long Term Incentive Program. Such Award is subject to the terms and conditions set forth in the Non-statutory Stock Option Agreement provided to Employee with this Agreement. The option price is 100% of market price on the Effective Date. In January 1997, Employee will also be eligible to receive another Stock Option grant, the magnitude of which has not yet been determined by the Compensation Committee.

         As with the Annual Incentive Award, Long Term Incentives are closely linked with the Company's strategy to meet the challenges of an ever changing marketplace. Accordingly, other than the grants as made in this Agreement, the Company cannot guarantee continuation of the Long Term Incentive Plan in its current format, nor can it guarantee annual grant levels to individual participants. Notwithstanding the foregoing, to further incent Employee to achieve Company's goal of substantially enhancing shareowner wealth, it is contemplated Employee will receive (i) Stock Option grants for Company Stock that will average no less than 200,000 options per year (adjusted for stock splits or other occurrences that result in adjustments of shares subject to outstanding stock options) during 1997, 1998 and 1999 delivered through a variety of grant forms e.g., standard annual grants, special grants and "premium" grants and (ii) awards of Performance Shares/Stock Units or replacement long term equity incentives that will have an average value at the time of grant during 1997, 1998 and 1999 of at least $1,350,000, per year on terms and conditions as the Compensation Committee shall determine at the time of the awards, provided that such terms and conditions shall be no less favorable to Employee than for long term equity awards being simultaneously made to other Senior Managers.

         The terms and conditions of various long-term incentive awards set forth in the attached Award Agreements and in this Agreement, are in accordance with the scope and provisions of the Company's 1987 Long-Term Incentive Program.

                  (e) Hiring Bonus. To recognize  certain
forfeitures  Employee
will incur when he leaves his current employer and to incent him to join the
Company,  the  Compensation  Committee  has as of the  Effective
Date  of  this
Agreement granted the following one time special arrangements to
Employee:

             --   An award of 34,175  "Seasoned"  1995 - 1997
AT&T  Performance
                  Shares/Stock Units (i.e., Performance
Shares/Stock Units which
                  would  have  been  granted  to  Employee  had he
been with the
                  Company in 1995) under the AT&T Long Term
Incentive  Program,
                  as set forth in the Stock Unit  Award
Agreement  provided  to
                  Employee  with  this  Agreement.  As  a  result
of  Company's
                  restructuring   and  the   difficulty  of
setting   long-term
                  financial  targets while the  restructure is in
progress,  the
                  performance criteria established for the 1995 -
1997 cycle are
                  not applicable and for this performance
period,  the criteria
                  are deemed to have been met at the target
level.  However, the
                  opportunity to earn a payout above 100% is
eliminated, and all
                  other terms and conditions of the award continue
to apply.

             --   A  $5,000,000  cash  bonus  payable  within
ten  days  of the
                  Effective  Date.  Employee has expressed a
desire that he will
                  use a  substantial  portion of the  after-tax
proceeds of the
                  bonus to  purchase,  with the  intent to retain
for long term
                  investment purposes, 50,000 shares of AT&T
Common Stock.

             --   A stock  option  award on the  Effective  Date
with respect to
                  112,500 shares of AT&T Common Stock,  subject to
the terms and
                  conditions  set  forth  in  the  Non-statutory
Stock  Option
                  Agreement  provided to  Employee  with this
Agreement,  which
                  terms  include,  but are not  limited  to, an
option  exercise
                  price equal to the market price per share of
AT&T Common Stock
                  on the Effective Date.

             --   An award of 75,000 AT&T Restricted Stock Units,
subject to the
                  terms  and  conditions  set  forth  in the
Stock  Unit  Award
                  Agreement provided to Employee with this Agreement.

             --   Two "premium"  stock option awards on the
Effective Date, each
                  with respect to 100,000  shares of AT&T Common
Stock,  subject
                  to the terms  and  conditions  set forth in the
Non-statutory
                  Stock  Option  Agreements   provided  to
Employee  with  this
                  Agreement,  which  terms  include,  but are not
limited to, an
                  option  exercise  price equal to the market
price per share of
                  AT&T Common Stock on the Effective Date.

             --   Establishment  of a Deferred Account to be
maintained and paid
                  to Employee in accordance  with the following
provisions:  On
                  the  Effective  Date,  the Company  shall
credit the Deferred
                  Account with an initial  balance of
$7,000,000.  The Deferred
                  Account will be  maintained  as a  bookkeeping
account on the
                  records of the Company and the Employee will
have no ownership
                  interest  in the  Deferred  Account,  nor in
any  asset of the
                  Company with respect thereto.  The Deferred
Account may not be
                  assigned,  pledged or otherwise  alienated by
the Employee and
                  any attempt to do so, or any garnishment,
execution or levy of
                  any kind with  respect to the  Deferred
Account,  will not be
                  recognized.  Employee  shall not have any right
to receive any
                  payment  with  respect  to the  Deferred
Account,  except  as
                  expressly provided below. The Company shall
credit interest to
                  the Deferred  Account as of the end of each
calendar  quarter
                  (and  compounded  quarterly) at a rate equal to
one quarter of
                  120% of the Applicable  Annual Federal Mid-Term
Rate in effect
                  for the last month of such quarter. The vesting,
forfeiture or
                  distribution  of the Deferred  Account  shall be
in accordance
                         with the following provisions:

                  In the event of termination of Employee's employment prior to the fifth anniversary of the Effective Date:

                  --     For any reason other than death, "Long
Term Disability"
                         (as defined below),  Company-initiated
termination for
                         other than  "Cause" (as defined  below),
or  Employee-
                         initiated  termination  for "Good
Reason"  (as defined
                         below),  then all amounts in the Deferred
Account shall
                         be  cancelled  and  Employee   shall
not  receive  any
                         distribution with respect to the
Deferred  Account;  or
                         have any further interest in the Deferred
Account

                  --     By reason of death or Long-Term
Disability, all amounts
                         credited  through  the last day of the
first  calendar
                         quarter  of the  calendar  year
following  the year in
                         which such  termination  of employment
occurs shall be
                         paid to Employee  (or,  in the event of
the  Employee's
                         death to Employee's beneficiary
designated on a Company
                         form filed with Executive  Human
Resources,  or to his
                         estate if no beneficiary has been
designated),  within
                         30 business days of the end of such
calendar  quarter;
                         or

                  --     By reason of  Company-initiated
termination  for other
                         than Cause, or Employee-initiated
termination for Good
                         Reason,  amounts credited to the Deferred
Account shall
                         continue  to accrue  interest  through
the later of (i)
                         the last day of the calendar quarter in
which the fifth
                         anniversary of this  Agreement  occurs or
(ii) the last
                         day of the first calendar  quarter of the
calendar year
                         following the year in which such
termination occurs, at
                         which time the balance credited to the
Deferred Account
                         shall  be  paid  to the  Employee  (or
his  designated
                         beneficiary or estate, as described
above, in the event
                         of his death)  within 30 business days
after the end of
                                  such quarter;

         In the event of termination of Employee's employment after the fifth anniversary of the Effective Date for any reason, all amounts credited to the Deferred Account through the last day of the first calendar quarter of the calendar year following the year in which such termination of employment occurs shall be paid to the Employee (or his designated beneficiary, or estate, as described above, in the event of his death) within 30 business days after the end of such quarter.

         Payments from the Deferred Account are in addition to and not in lieu of any pension, savings, or other defined benefit or defined contribution plan, program or arrangement covering Employee, including other provisions of this Agreement. The Company shall pay to Employee an additional amount which, after gross-up for applicable Federal and state income, payroll and other withholding taxes in accordance with the Company's tax gross-up policies applicable to Senior Management, is equal to the FICA Medicare tax withholding due from Employee on the initial $7,000,000 deferral (but not earnings thereon) upon the establishment of the Deferred Account or, if not then so taxable, when such FICA Medicare tax becomes due.

         For purposes of this Agreement:

         "Long Term Disability" shall mean termination of Employee's employment with the Company with eligibility to receive a disability allowance under the AT&T Senior Management Long Term Disability and Survivor Protection Plan or a replacement plan.

         "Good Reason" shall mean a material breach of this Agreement by the Company which is not cured within twenty days of the giving of written notice thereof by Employee. Good reason shall include any uncured failure by the Company to provide the compensation and benefits required hereunder, to provide the contemplated equity and incentive awards as stated hereunder (except those that cannot legally be continued) or awards that the Compensation Committee believes in good faith provide substantially, in the aggregate, equivalent pre-tax economic benefits and opportunities to the foregoing, to elect the Employee to the future offices contemplated by this Agreement within the time framework announced by the Company, to maintain Employee in such positions, or to effect an assumption as provided in Section 10(b). Employee's sole remedy for any breach of this Agreement by the Company during the Employment Term which would provide him with a right to terminate with Good Reason, including but not limited to failures referred to in the prior sentence, shall be a termination for Good Reason and the amounts and benefits provided hereunder upon such termination (as well as any accrued but unpaid base salary, accrued vacation and amounts due under the terms of any plan or program upon such termination), and in no event shall the Company or its affiliates be liable for any other damages of any kind whatsoever as a result of any such breach. The amounts paid and benefits provided upon such a Good Reason termination shall be deemed to include liquidated damages for such breach, and Employee shall not be entitled to any actual damages (which the parties agree would be difficult, if not impossible, to determine). Any notice of termination of employment for Good Reason shall be given within 180 days after the occurrence of the event on which such Good Reason termination is to be based.

         For purposes of this Agreement, any award agreement, and any other agreement, plan or program of the Company to which Employee is a party or by which he is covered, "Cause" or "cause" (or words of similar import) shall mean:

         (i) The Employee is convicted (including a plea of guilty or nolo contendere) of a felony involving theft or moral turpitude, other  than  a  felony  predicated  on
Employee's  vicarious
                  liability. Vicarious liability means, and only means, any
                  liability which is based on acts of the Company for which the
                  Employee is charged solely as a result of his offices with the Company and in which he was not directly involved or did not have prior knowledge of such actions or intended actions.

         (ii) The Employee engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Company.

         4.  Special Pension and Other Post-Termination
Arrangements.

                  (a) In the event Employee's employment terminates on or after Employee's 55th birthday for any reason other than for a Company-initiated termination for Cause, the Company will provide an immediate pension benefit
(the "Special Pension") based on (1) the greater of the pension amounts reflected in Attachment A or (2) actual Company Net Credited Service and
compensation   calculated  under  the   then-existing   Company   qualified  and
non-qualified pension formulas, but without reference to age and service eligibility requirements for purposes of determining benefit commencement, (i.e., such accrued pension benefits would normally under plan provisions be payable at age 65, therefore waiving the age and service eligibility requirement will facilitate payment of such accrued benefits commencing as early as age 55). Non-qualified pensions affected by these practices would include those provided under the AT&T Non-Qualified Pension Plan, the AT&T Mid-Career Pension Plan, but specifically would exclude the minimum retirement benefit and surviving spouse benefit payable under the AT&T Senior Management Long-Term Disability and Survivor Protection Plan. Special Pension payments shall be paid to the Employee from Company operating income and Employee shall be a general creditor of the Company with regard to such benefits. Such benefits may not be assigned, pledged or otherwise alienated by the Employee and any attempt to do so, or any garnishment, execution or levy of any kind with respect to the Special Pension, will not be recognized. The total pension amount which results from application of the preceding provisions of this Section 4 will be reduced by (1) the pension payable by Employee's former employer and (2) all amounts actually received by Employee or his surviving spouse under any other Company or affiliate's qualified or non-qualified pension, retirement, disability or annuity plan or program, except the AT&T Long-Term Savings Plan for Management Employees and the AT&T Senior Management Incentive Award Deferral Plan. Special Pension benefits payable under this Section 4 will be afforded the same post employment "ad hoc" inflation adjustments, if any, as may be applicable to the AT&T Non-Qualified Pension Plan from time to time.

                  Employee may elect, prior to the commencement of the Special Pension (or, if earlier, such earlier date such that the election would not be subject to constructive receipt treatment) to receive the benefit in the form of a joint and 50% survivor annuity with his spouse (or under any other optional form of benefit then available under the AT&T Management Pension Plan or replacement plan) at the time of such election, subject to the adjustments as provided for in Attachment A. To the extent any adjustments in form of any benefit are required to calculate an offset, the actuarial practices applicable to the AT&T Management Pension Plan or replacement plan shall be used. Any benefits with a later starting date than this Special Pension benefit shall be offset only when such offsetting benefits commence. In the event termination is as a result of the Employee's death, a 50% survivor annuity shall be paid to Employee's spouse, if any, assuming, for benefit calculation purposes, he had terminated his employment and commenced benefits in the form of a joint and 50% survivor annuity on the day before his death.

                  (b) Conditioned upon termination and eligibility to an immediate pension under Section 4(a), Employee will be entitled to the following post-termination ancillary entitlements, administered in a manner consistent with the then-current treatment of Service Pension eligible Senior Managers and in accordance with the terms and conditions applicable to each Senior Management plan, program or practice (or replacement therefor) as they may exist from time to time.

         --       Two times base salary Senior Management Basic
Life Insurance

         --       One and  one half  times  salary  Senior
Management Individual
                  Life Insurance

         --       One times salary plus annual  incentive death
benefit normally
                  payable  under  the  AT&T  Management  Pension
Plan  and AT&T
                  Non-Qualified  Pension  Plan to certain
qualified  survivors,
                  e.g., spouse or dependent child of a Service
Pensioner. In the
                  event:  (1) such benefit is  available  to
Service  Pensioners
                  upon  Employee's  death and (2)  Employee is
not  eligible for
                  such benefit,  then in such case a death benefit
equal to such
                  benefit will be paid from the Company's
operating income to a
                  qualified  survivor,  if any,  per  comparable
death  benefit
                  provisions  under the AT&T  Management  Pension
Plan. Any lump
                  sum death  benefit  payable  under the AT&T
Senior  Management
                  Long Term  Disability and Survivor  Protection
Plan will be an
                  offset to the death benefit payable under this
provision.

         --       Participation in the post-retirement Senior
Management benefit
                  or prerequisite  plans,  programs and practices
as well as any
                  employee  benefit  plan,  (except  those for
which  alternate
                  coverage  is made  available  in the  Agreement
or  through a
                  special Senior Management plan, program or
practice), but only
                  to the  extent and under  such  terms and
conditions  as such
                  employee   benefits   and  Senior   Management
benefits  and
                  perquisites are available to Service  Pension
eligible Senior
                  Managers at the time of Employee's termination.

         --       Immediate  (or,  if later,  six months from the
date of grant)
                  vesting and  exercisability  of all outstanding
Stock Options
                  granted under this Agreement as of the
Effective  Date,  other
                  than  premium   options,   without   regard  to
any  prorated
                  cancellation  under the Award  Agreements of
awards granted in
                  the year of termination of employment or
retirement

         --       Immediate vesting in all outstanding
Performance  Share/Stock
                  Units awards  granted under this Agreement as of
the Effective
                  Date  with  payout   thereof   being  made  as
if  Employee's
                  employment   continued  through  payout  at
the  end  of  the
                         applicable Performance Period.

         --       Acceleration or  continuation of vesting and/or
exercisabilit
                  of  other  awards  under  this   Agreement  or
any  long-term
                  incentive  plan to the  extent  and under  the
same  terms and
                  conditions  applicable  to  Service  Pension
eligible  Senior
                  Managers  at the time such  awards  were
granted,  all as set
                  forth in the applicable long-term award
agreements.

         --       Immediate   vesting  of  the  75,000
Restricted  Stock  Units
                  described in Section 3(e) of this Agreement.

         --       Retention of the two "premium"  Stock Option
grants  described
                  in  Section   3(e)  of  this   Agreement,
with  vesting  and
                  exercisability  as if Employee had remained an
active employee
                  of the Company.

         5. Powers and Duties. The Employee shall devote his full business time and best efforts and abilities to the performance of duties under this Agreement, it being understood in connection therewith that he may, in his discretion and subject to not interfering with his duties and responsibilities hereunder, devote time to civic, public and professional activities and may serve as a director of other business corporations not engaged in competition with the Company or any subsidiary or affiliate of the Company; provided, however, that he shall not accept directorships on more than three boards of other business corporations; and provided, further, that for purposes of the immediately preceding clause, directorships on the boards of two or more companies with at least 50% common ownership shall count as a single company. Furthermore, so long as it does not interfere with his Company duties and subject to the AT&T Non-Competition Guideline, Employee may continue to manage his passive investments.

         6. Indemnification. The Company and Employee shall promptly enter into the Indemnity Agreement annexed hereto as Attachment B.

         7.  Restrictive Convenants.

                  (a) Competition. Notwithstanding any other provisions of this Agreement, any and all payments (except those made from Company-sponsored Tax Qualified Pension or Welfare Plans), benefits or other entitlements to which the Employee may be eligible in accordance with the terms hereof, may be forfeited, whether or not in pay status, at the discretion of the Company, if the Employee at any time without the consent of the Company "establishes a relationship with a competitor" or "engages in an activity" which is in conflict with or adverse to the interest of the Company, all within the meaning of the Non-Competition Guidelines referred to below (a "Competitive Activity"). The payments, benefits and other entitlements hereunder are being made in part in consideration of the obligations of this Section 7 and in particular the post-employment payments, benefits and other entitlements are being made in consideration of, and dependent upon, compliance with this Section 7(a) and, to the extent set forth in Section 8, the Release and Agreement referred to in Section 8. Attachment C is a copy of the Non-Competition Guideline.

                  (b) Confidentiality. The Employee agrees that he will not, at any time during his employment pursuant to this Agreement or thereafter, disclose or use any trade secret, proprietary or confidential information of the Company or any subsidiary or affiliate of the Company, obtained during the course of his employment, except as required in the course of such employment or with the written permission of the Company or, as applicable, any subsidiary or affiliate of the Company or as may be required by law, provided that, if Employee receives legal process with regard to disclosure of such information, he shall promptly notify the Company and cooperate with the Company in seeking a protective order.

         The Employee agrees that at the time of the termination of his employment with the Company, whether at the instance of the Employee or the Company, and regardless of the reasons therefore, he will deliver to the Company, and not keep or deliver to anyone else, any and all notes, files, memoranda, papers and, in general, any and all physical matter containing information, including any and all documents significant to the conduct of the business of the Company or any subsidiary or affiliate of the Company which are in his possession, except for any documents for which the Company or any subsidiary or affiliate of the Company has given written consent to removal at the time of the termination of the Employee's employment and his personal rolodex, phone book and similar items.

         Employee agrees that the Company's remedies at law would be inadequate in the event of a breach or threatened breach of this Paragraph (b); accordingly, the Company shall be entitled, in addition to its rights at law, to an injunction and other equitable relief without the need to post a bond.

                  (c) Any Competitive Activity by the Employee not permitted by the provisions of Section 7(a) above shall result, at the discretion of the Company, in the cancellation of all rights and entitlements of the Employee hereunder (including but not limited to those for payments or benefits), provided that: (i) the Deferred Account in such event shall not be forfeited, but may at the Company's discretion be immediately paid out and (ii) no forfeiture or cancellation (or accelerated payout of the Deferred Account) shall take place with respect to any payments, benefits or entitlements hereunder or under any other award agreement, plan or practice unless the Company shall have first given the Employee written notice of its intent to so forfeit, or cancel or pay out and Employee has not, within thirty (30) days of giving such notice, ceased such unpermitted Competitive Activity, provided that the foregoing prior notice procedure shall not be required with respect to (x) a Competitive Activity which Employee initiated after the Company had informed the Employee in writing that it believed such Competitive Activity violated Section 7(a) or the AT&T Non-Competition Guidelines, (y) any Competitive Activity regarding local, regional or long distance telephone services or other products or services which are part of a line of business which represents more than 5% percent of the Company's consolidated gross revenues for its most recent completed fiscal year at the time the Competitive Activity commences.

         8.  Termination Provision.

                  (a) If, at any time during the period beginning with the Effective Date and ending on the day prior to the Employee's 55th birthday, Employee is terminated by the Company for any reason other than Cause or Long Term Disability or Employee terminates his Company employment for Good Reason, the Employee will be entitled to:

         --    Monthly  payments  for a 12 month period
following  termination,
               each  such  payment  in an  amount  equal to one
twelfth  of the
               greater of (1)  $3,217,500  or (2) 150% of the sum
of  Employee's
               annual  base salary rate plus  target  Annual
Incentive  rate in
               effect as of the date of Employee's termination.

         --    An annual incentive award for the year of
termination  payable at
               the target amount but prorated to the nearest half
month based on
               actual  service  in the final  performance  year
and  payable  to
               Employee   within   fifteen   (15)   business
days  after  such
               termination.

         --    Distribution  of  the   Deferred  Account  as
provided  for  in
               Section 3(e).

         --    The  Special  Pension  provided  for  in  Section
4(a)  of  this
               Agreement   determined  on  the  basis  that
Employee's  age  at
               termination  was the greater of age 55 or his
actual age plus two
               years,  and further  provided  that such pension
will commence no
               earlier than his actual attainment of age 55.

         --    The  post-termination  benefits  and entitlements
as described in
               Section 4(b)

                  (b) If, at any time during the period beginning with the Effective Date of this Agreement and ending on the day prior to the Employee's 55th birthday, Employee's employment terminates because of Long
Term Disability, the Employee will be entitled to:

         --    Distribution  of  the Deferred Account as provided
for in Section
               3(e)

         --    The  Special  Pension  provided  for  in  Section
4(a)  of  this
               Agreement assuming  Employee's age at termination
was the greater
               of age 55 or his actual age plus two years,  and
further provided
               that such pension will commence no earlier than his
actual
                  attainment of age 55.

         --    The  post-termination   benefits  entitlements  as
described  in
               Section 4(b)

                  (c) In the event Employee's employment terminates because of Employee's death at any time during the period beginning with the Effective Date and ending on the day prior to the Employee's 55th birthday:

         --    Employee's  surviving  spouse  shall be  entitled
to a  survivor
               pension  for her  lifetime  commencing  the month
after the month
               which includes the date of Employee's  death.  The
amount of such
               pension shall be $29,000 per month. This survivor
pension will be
               offset by the minimum  surviving  spouse pension
benefit (or lump
               sum alternate if such becomes  available)  payable
under the AT&T
               Senior  Management Long Term  Disability and
Survivor  Protection
               Plan (or  replacement  plan)  and any  other
benefit  under  any
               Company  qualified or  non-qualified  retirement
or annuity plan
                        payable to the surviving spouse.

         --    In addition,  amounts and  benefits  shall be paid
or provided as
               otherwise  specified  herein  or as  provided  in
the  applicable
               Company programs and plans upon an in-service death.

                  (d) In the event Employee's employment terminates voluntarily (other than for Good Reason) or as the result of a Company-initiated termination for Cause, at any time during the period beginning with the Effective Date and ending on the day prior to the Employee's 55th birthday, Employee shall only receive such amounts and benefits as are provided under the Company's programs and plans.

                  (e) Any payments or benefits made pursuant to this Section 8 are: (1) subject to the provisions, restrictions and limitations of Section 7(a) and (c) above, but not otherwise subject to offset or mitigation, (2) subject to Employee signing a Release and Agreement not to sue the Company in the form of Attachment D hereto with such changes therein or additions thereto as needed under then applicable law to give effect to the intent of the Release and Agreement and (3) receipt of Employee's resignation from all offices, directorships and fiduciary positions with the Company, its affiliates and their respective benefit plans. Notwithstanding the due date of any post-employment payment, any amounts due under this Section 8 shall not be due until after the end of any applicable revocation period with regard to the Release and Agreement.

         9. Dispute Resolution. At the option of the Employee or the Company, any dispute, controversy, or question arising under, out of or relating to this Agreement or the breach thereof, other than that for injunctive relief under
Section 7(b), shall be referred for decision by arbitration in the State of New Jersey by a neutral arbitrator selected by the parties hereto. The proceeding shall be governed by the Rules of the American Arbitration Association then in effect or such rules last in effect (in the event such Association is no longer in existence). If the parties are unable to agree upon such a neutral arbitrator within thirty (30) days after either party has given the other written notice of the desire to submit the dispute, controversy or question for decision as aforesaid, then either party may apply to the American Arbitration Association for an appointment of a neutral arbitrator, or if such Association is not then in existence or does not act in the matter within 30 days of application, either party may apply to the Presiding Judge of the Superior Court of any county in New Jersey for an appointment of a neutral arbitrator to hear the parties and settle the dispute, controversy or question, and such Judge is hereby authorized to make such appointment. In the event that either party exercises the right to submit a dispute arising hereunder to arbitration, the decision of the neutral arbitrator shall be final, conclusive and binding on all interested persons and no action at law or equity shall be instituted or, if instituted, further prosecuted by either party other than to enforce the award of the neutral arbitrator. The award of the neutral arbitrator may be entered in any court that has jurisdiction. In the event that the Employee is successful in pursuing any claim or dispute arising out of this Agreement, the Company shall reimburse all of the Employee's attorney's fees and costs, including the compensation and expenses of any arbitrator, relating solely, or allocable, to such successful claim. In any other case, the Employee and the Company shall each bear all their own costs and attorneys fees, except the Company shall pay the costs of any arbitrator appointed hereunder.

         10.  Assignment.

                  (a) Employee. This Agreement is a personal contract and the rights and interests of the Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated by him, but shall be binding upon and inure to the benefit of his heirs, administrators, and executors..

                  (b) Company. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, provided that the Company may not assign this Agreement except in connection with an assignment of all or substantially all of the assets of the Company or by law as a result of a merger or consolidation. In the event of such assignment, a failure by the successor to specifically assume in writing, delivered to the Employee, the obligations and liabilities of the Company hereunder shall be deemed a material breach of this Agreement.

         11. Taxes. It is understood that all payments and benefits provided under this Agreement are subject to withholding for applicable federal, state and local income (or similar) taxes.

         12. Other. The Company reserves the right to prospectively discontinue or modify its compensation, incentive, benefit and perquisite plans, programs and practices, but any such discontinuance or modification shall not diminish any specified right of Employee hereunder. Moreover, the very brief summaries contained herein are subject to the terms of such plans, programs and practices. For purposes of the employee benefit plans, the definition of compensation is as stated in the plans. Currently, pensions are based on base salary and annual incentives. Other benefits are based on either base salary or base salary plus annual incentives. All other compensation and payments included in this Agreement are not included in the base for calculation of employee benefits. The amounts paid under this Agreement upon a termination of employment are in lieu of and inclusive of any amounts payable under any other plan, program or practice of the Company with regard to termination of employment.

         13. Entire Agreement; Amendments. This Agreement, which may be executed in two or more counterparts, comprises 23 pages, 16 Sections and 4 Attachments and represents the entire Agreement between Employee and the Company in respect of the subject matter contained herein and supersedes all prior agreements, promises, convenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto. No amendments or modifications to this Agreement may be made except in writing signed by the Company, by the Chairman of the Compensation Committee or his specially authorized representative, and the Employee.

         14.  Survivorship.  The   respective  rights  and
obligations  of  the
parties hereunder shall survive any termination of  the Employee's employment to
the   extent  necessary   to  the  intended  preservation  of
such  rights  and
obligations.

         15. Notices. Any notice given to a party shall be in writing and shall be deemed to have been given when delivered personally or two days after mailing if sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:


If to the Company:
                          AT&T
                              295 North Maple Ave.
                             Basking Ridge, NJ 07920
                      Attn: Executive Vice President, Human
Resources

If to the Employee:
                                 John R. Walter
                          President and Chief Operating Officer
                          AT&T
                          295 North Maple Avenue
                          Basking Ridge, NJ 07920

With a copy to:
                                Robert J. Stucker
                          Vedder, Price, Kaufman & Kammholz
                          222 N. LaSalle St., Suite 2600
                                Chicago, IL 60601

          16. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey without consideration of conflict of law principles.

         In Witness Whereof, the parties hereto have executed this Agreement and Company has affixed its corporate seal as of the day and year first above written.

Company:

By:               ________________________
                  H. W. Burlingame

Date:             ________________________

Witnessed:        ________________________

Date:             ________________________

Employee:         ________________________

Date:             ________________________

Witnessed:        ________________________

Date:             ________________________

Attachment A

                            MINIMUM PENSION SCHEDULE
          (Amounts Assume 50% Joint and Survivor Pension is declined)*



                   Retirement Age#               Total Monthly
Pension**
                   ---------------
---------------------

                         55                             $ 69,444
                         56                               75,000
                         57                               80,554
                         58                               86,109
                         59                               91,664
                         60                               97,219
                         61                              102,774
                         62                              108,329
                         63                              113,884
                         64                              119,433
                         65                              125,000


* If survivor annuity is elected, amounts will be decreased to reflect practices in effect upon Employee's termination.

** The above Minimum Pension Schedule is subject to offsets provided for in
   Section 4(a) of the Agreement.

# Minimum Pension amounts will be prorated to the nearest whole month.